UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2020

Akcea Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38137	47-2608175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Road 9th Floor Boston, Massachusetts		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 207-0202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 Par Value	AKCA	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Amendment to Equity Incentive Plan

On December 13, 2019, the Board of Directors of Akcea Therapeutics, Inc. (the “Company”) adopted an amendment to the Akcea Therapeutics, Inc. 2015 Equity Incentive Plan, as amended (the “2015 Plan”), to increase the number of shares of common stock authorized for issuance under the 2015 Plan by 5,000,000 shares, for an aggregate total of 23,500,000 shares authorized thereunder (the “Plan Amendment”). On March 2, 2020, Ionis Pharmaceuticals, Inc. (the “Majority Stockholder”), the holder of 77,094,682 shares of common stock representing approximately 76% of the Company’s issued and outstanding stock entitled to vote on February 28, 2020 (the “Record Date”), approved the Plan Amendment by written consent (the “Written Consent”). The Written Consent is described in more detail in Item 5.07 below.

The actions taken pursuant to the Written Consent, including the approval of the Plan Amendment, will not become effective until our 2020 Annual Meeting to be held on April 13, 2020, which date is at least twenty days from the date the Company made available its Information Statement on Schedule 14C (the “Information Statement”) to the Company’s stockholders holding issued and outstanding common stock as of the Record Date. The Information Statement was filed with the U.S. Securities and Exchange Commission on March 4, 2020.

A summary of the material terms of the 2015 Plan, as amended by the Plan Amendment, is set forth in the Information Statement. Those summaries are qualified in their entirety by the text of the 2015 Plan as amended by the Plan Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 2, 2020, the Majority Stockholder adopted the following proposals via the Written Consent. The Written Consent will not become effective until our 2020 Annual Meeting to be held on April 13, 2020, which date is at least twenty days from the date the Company made available the Information Statement to the Company’s stockholders holding issued and outstanding common stock as of the Record Date. The Information Statement was filed with the U.S. Securities and Exchange Commission on March 4, 2020.

Proposal 1: Election of Directors

The Majority Stockholder elected the eight persons listed below to serve until the Company’s 2021 Annual Meeting of its stockholders or until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

B. Lynne Parshall (Chairperson)

Elaine Hochberg

Joseph “Skip” Klein, III

Damien McDevitt

Amber Salzman

Sandford D. Smith

Michael Yang

Barbara Yanni

Proposal 2: Approval of an Amendment to the Company’s 2015 Equity Incentive Plan, as Amended

The Majority Stockholder approved the Plan Amendment to increase the number of shares of common stock authorized for issuance under the 2015 Plan by 5,000,000 shares, for an aggregate total of 23,500,000 shares authorized thereunder.

Proposal 3: Ratification of the Selection of Independent Registered Public Accounting Firm

The Majority Stockholder ratified the selection by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

As further described in the Information Statement, the Company expects to hold the 2020 Annual Meeting of its stockholders on Monday, April 13, 2020 at 2:00 p.m. Eastern Time via a live audio webcast.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Akcea Therapeutics, Inc. 2015 Equity Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKCEA THERAPEUTICS, INC.

Date: March 4, 2020	By:	/s/ Damien McDevitt
Damien McDevitt
Interim Chief Executive Officer